Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NCR Corporation, a Maryland corporation (the “Company”), on Form 10-Q for the period ending June 30, 2008 as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002), that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification (i) is given to such officers’ knowledge, based upon such officers’ investigation as such officers reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

Dated: August 5, 2008	/s/ William Nuti
William Nuti Chairman of the Board, Chief Executive Officer and President

Dated: August 5, 2008	/s/ Anthony Massetti
Anthony Massetti Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating,

acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to NCR Corporation and will be retained by NCR

Corporation and furnished to the United States Securities and Exchange Commission or its staff upon request.